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                                                                    EXHIBIT 99.1

                REVOCABLE PROXY -- CHARTER FEDERAL SAVINGS BANK
                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 30, 1995
                                   10:00 A.M.

   The undersigned hereby appoints the Board of Directors of Charter Federal Savings Bank, with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of Charter Federal Savings Bank, which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at Electro-Mechanical Corporate Centre, 2310 Highway 421, Bristol, Virginia, on November 30, 1995, at 10:00 a.m., and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote "FOR" each of the listed proposals.

1. The approval and adoption of the Agreement and Plan of Reorganization, as amended, between Charter Federal Savings Bank and First American Corporation, a bank holding company organized under the laws of the State of Tennessee, and a related Agreement and Plan of Merger and Combination.

             / / FOR             / / AGAINST             / / ABSTAIN
2. The election of all nominees listed below for terms of three years each or until the proposed merger transaction is consummated (except as marked to the contrary below).

Mr. E.L. Byington, Jr., Ms. Lois A. Clarke, and Messrs. Clifford R. Quesenberry,
                            Sr. and John G. Wampler.

                   / / FOR                   / / VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, strike through that nominee's name on the line above. YOU ARE ALLOWED TO CUMULATE VOTING FOR THE NOMINEES. In voting for directors, a stockholder is entitled to four votes for each share of common stock held, one for each of the four nominees. A shareholder may cast his/her votes evenly for all nominees or may cumulate such votes and cast all for one nominee or distribute them among the four nominees. To cumulate votes for any nominee, write the nominee's name and the number of votes cast in his favor on the line below.

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3. The ratification of the appointment of Price Waterhouse LLP as independent auditors for Charter Federal Savings Bank for the fiscal year ending June 30, 1996, or if earlier, until the effective time of the Merger.

             / / FOR             / / AGAINST             / / ABSTAIN

                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

4. The approval of the adjournment of the Annual Meeting for up to 29 days, if necessary, in order to solicit proxies if shareholders holding two-thirds of the votes eligible to be cast at the Annual Meeting do not submit proxies voting in favor of Proposal 1.

             / / FOR             / / AGAINST             / / ABSTAIN

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

   THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   The undersigned acknowledges receipt from Charter Federal Savings Bank prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement/Prospectus dated October 31, 1995.


                                                  Dated:
                                                  ------------------------------

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                                                     Signature of Shareholder

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                                                     Signature of Shareholder

                                                  PLEASE SIGN EXACTLY AS YOUR
                                                  NAME APPEARS ON THIS CARD.
                                                  WHEN SIGNING AS ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE YOUR FULL TITLE. IF
                                                  SHARES ARE HELD JOINTLY, EACH
                                                  HOLDER MAY SIGN BUT ONLY ONE
                                                  SIGNATURE IS REQUIRED.